EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

Board of Directors and Shareholders

PepsiCo, Inc.:

We consent to incorporation by reference in the registration statements and Forms listed below of PepsiCo, Inc. and Subsidiaries (“PepsiCo, Inc.”) of our report dated February 19, 2009, with respect to the Consolidated Balance Sheet of PepsiCo, Inc. as of December 27, 2008 and December 29, 2007 and the related Consolidated Statements of Income, Cash Flows and Common Shareholders’ Equity for each of the fiscal years in the three-year period ended December 27, 2008, and the effectiveness of internal control over financial reporting as of December 27, 2008, which report appears in the December 27, 2008 annual report on Form 10-K of PepsiCo, Inc.

Description, Registration Statement Number

Form S-3

-	Automatic Shelf Registration Statement, 333-154314

Form S-8

-	The PepsiCo 401(k) Plan for Hourly Employees, 333-150868
-	The PepsiCo 401(k) Plan for Salaried Employees, 333-150867
-	PepsiCo, Inc. 2007 Long-Term Incentive Plan, 333-142811
-	PepsiCo, Inc. 2003 Long-Term Incentive Plan, 333-109509
-	PepsiCo SharePower Stock Option Plan, 33-35602, 33-29037, 33-42058, 33-51496, 33-54731,33-66150 and 333-109513
-	Director Stock Plan, 33-22970 and 333-110030
-	1979 Incentive Plan and the 1987 Incentive Plan, 33-19539
-	1994 Long-Term Incentive Plan, 33-54733
-	PepsiCo, Inc. 1995 Stock Option Incentive Plan, 33-61731, 333-09363 and 333-109514
-	1979 Incentive Plan, 2-65410
-	PepsiCo, Inc. Long Term Savings Program, 2-82645, 33-51514 and 33-60965
-	PepsiCo 401(k) Plan, 333-89265
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Retirement Savings and Investment Plan for Union Employees of Tropicana Products, Inc. and Affiliates and the Retirement Savings and Investment Plan for Union Employees of Tropicana Products, Inc. and Affiliates (Teamster Local Union #173), 333-65992

-	The Quaker Long Term Incentive Plan of 1990, The Quaker Long Term Incentive Plan of 1999 and The Quaker Oats Company Stock Option Plan for Outside Directors, 333-66632
-	The Quaker 401(k) Plan for Salaried Employees and The Quaker 401(k) Plan for Hourly Employees, 333-66634
-	The PepsiCo 401(k) Plan for Salaried Employees, 333-76196
-	The PepsiCo 401(k) Plan for Hourly Employees, 333-76204
-	The PepsiCo Share Award Plan, 333-87526

/s/ KPMG LLP

New York, New York

February 19, 2009